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                                                                   EXHIBIT 10.16

                               FLOWERS FOODS, INC.
                           2001 EQUITY AND PERFORMANCE
                                 INCENTIVE PLAN

                         20__ RESTRICTED STOCK AGREEMENT

         This AGREEMENT (the "Agreement") is made as of _________, 20__ (the "Date of Grant") by and between FLOWERS FOODS, INC., a Georgia corporation (the "Company") and __________________ (the "Grantee").

1. GRANT OF RESTRICTED STOCK. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 2001 Equity and Performance Incentive Plan (the "Plan"), the Company hereby grants to the Grantee as of the Date of Grant ____________ Shares of Restricted Stock. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a certificate registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

2. RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK. The Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until the shares have become nonforfeitable in accordance with Section 3. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

3. VESTING OF RESTRICTED STOCK. (a) On the second anniversary of the Date of Grant, the Restricted Stock shall become nonforfeitable, subject to the Grantee's remaining in the continuous employ of the Company until said date, if the criteria listed in section (b) below have been met as of said date. For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the termination of his employment and immediate rehire between the Company and a Subsidiary or (ii) an approved leave of absence.

         (b) (i) In order for the Restricted Stock to become nonforfeitable as of said second anniversary, the following Management Objective must be achieved as of said date: the Company's average "return on invested capital" calculated on continuing operations for its fiscal years 20__ and 20__ must equal or exceed its weighted average "cost of capital" for said period.

                  (ii) In the event that the requirements of subparagraph (b)(i) above are satisfied, the Grant of Restricted Stock will be further adjusted according to achievement of a management objective based on the relative performance of the Company's "total return to shareholders" ("Flowers TSR") determined for its 20__ and 20__ fiscal years compared to the "total return to shareholders" of the Standard & Poor's 500 Packaged Food and Meat Index (S&P TSR) for the same, or approximately same, period as follows:

                  (A) If the Flowers TSR is equal to the fiftieth percentile S&P TSR, there shall be no adjustment.

                  (B) If the Flowers TSR is less than the S&P TSR, the Grant shall be reduced by 1.3% for each percentile below the fiftieth by which the Flowers TSR is less than the S&P TSR at the fiftieth percentile, but in no event shall the reduction exceed 20% (e.g., if Flowers TSR equals the fortieth percentile of S&P TSR, the Grant shall be reduced by 13%, and if equal to the twenty-fifth percentile, the Grant shall be reduced by 20%).

                  (C) If the Flowers TSR exceeds the S&P TSR at the fiftieth percentile, the Grant shall be increased by 1.3% for each percentile above the fiftieth by which the




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                           Flowers TSR exceeds the S&P TSR at the fiftieth
                           percentile, but in no event shall the increase exceed 20% (e.g., if Flowers TSR equals the fifty-seventh percentile of S&P TSR, the Grant shall be increased by 9.1%; and if equal to the eighty-fifth percentile, the Grant shall be increased by 20%). For purposes of the Plan, any such additional shares which are awarded will be considered Performance Stock issued pursuant to Section 8 of the Plan.

         (c) Before the Restricted Stock and Performance Stock referred to in this Section 3 are deemed nonforfeitable or earned, the Board must certify that the respective Management Objectives in subsections (b)(i) and (ii) have been satisfied.

         (d) Notwithstanding the provisions of Section 3(a), (b), (c) all of the initial Grant of Restricted Stock shall immediately become nonforfeitable, but shall not be adjusted according to subsection (b)(ii) above,

                  (i) in the event of a Change in Control; and,

                  (ii) in the event that Grantee's employment with the Company shall terminate prior to the second anniversary of the Date of Grant because of:

                  (A)  Retirement;

                  (B)  Disability; or

                  (C)  Death.

4. FORFEITURE OF RESTRICTED STOCK. Subject to Section 3(d), any Restricted Stock that has not theretofore become nonforfeitable shall be forfeited if the Grantee ceases to be continuously employed by the Company at any time prior to the applicable vesting date.


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5.   DIVIDEND, VOTING AND OTHER RIGHTS. Except as otherwise provided herein, the
     Grantee shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote such Stock and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of Stock, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Stock.

6. RETENTION OF STOCK CERTIFICATE(s) BY THE COMPANY. The certificate(s) representing the Restricted Stock shall be issued in book entry form and held in a separate restricted account from all other shares registered in the name of the Grantee by the Company's stock transfer agent or shall be held in custody by the Secretary of the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3. In order for the Grant under this Agreement to be effective, the Grantee must sign and return the attached stock powers to the attention of the Secretary of the Company.

7. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

8. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any Restricted Stock or other amounts pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of the shares to the Grantee that the Grantee shall pay the tax in cash or make provisions that are satisfactory to the Company for the payment thereof. The Company and the Grantee may also make arrangements with respect to the payment in cash of any taxes with respect to which withholding is not required.

9. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

10. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.




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11.  AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

12. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this grant.

14. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

15. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

16. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Corporate Secretary, and any notice to the Grantee shall be addressed to said Grantee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).




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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                                       FLOWERS FOODS, INC.


                                       By:
                                           -------------------------------------
                                              Title:
                                                     ---------------------------


                                       -----------------------------------------
                                       Grantee

                                       Address:
                                                --------------------------------

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